Exhibit 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X under the Securities Act of 1933, as amended and presents the pro forma effects of the acquisition (such transaction, the “Acquisition”) by Stran Loyalty Solutions, LLC (“SLS”), a wholly owned subsidiary of Stran & Company, Inc. (the “Company” or “Stran”), of all of the rights and interests in and to substantially all of the assets of Bangarang Enterprises, LLC, a California limited liability company (d/b/a Gander Group) (“Gander Group”) for total cash consideration of $1.5 million completed as of August 23, 2024 (“Closing Date”).

Description of the Acquisition

On August 23, 2024, Stran Loyalty Solutions entered into a Secured Party Sale Agreement, dated as of August 23, 2024 (the “Sale Agreement”), between Stran Loyalty Solutions and Sallyport Commercial Finance, LLC, a Delaware limited liability company (“Secured Party”), pursuant to which Stran Loyalty Solutions agreed to purchase, on an as-is basis, all of the rights and interests of Gander Group, in and to substantially all of Gander Group Assets from Secured Party as a private sale pursuant to Article 9 of the Uniform Commercial Code (the “Gander Group Transaction”).

Under the Sale Agreement, the aggregate consideration for the Gander Group Assets consisted of (a) cash payments by Stran Loyalty Solutions to Secured Party of approximately $1.1 million (the “Cash Purchase Price”), and (b) cash payment of $370 thousand per the Release Agreement (as defined below). The aggregate purchase price was $1.5 million.

As a result of the Gander Group Transaction Closing, the Company indirectly acquired substantially all of the assets of Gander Group, including all of the equity of Gander Group Louisiana, LLC, a Louisiana limited liability company, which became a wholly-owned subsidiary of Stran Loyalty Solutions.

In addition, Stran Loyalty Solutions entered into a Release Agreement, dated as of August 23, 2024, between Gander Group and Stran Loyalty Solutions (the “Release Agreement”). Under the Release Agreement, Gander Group granted a full and complete waiver and release of Stran Loyalty Solutions and its affiliates of any non-competition, non-solicitation, or similar restrictive covenants of any parties owed to Gander Group or any of its affiliates and Stran was required to pay an additional $370 thousand to Gander Group.

The Sale Agreement and the Release Agreement included provisions for indemnification, reimbursement for returned items, handling of assets and liabilities during Gander Group’s wind-down, and certain other matters.

Accounting for the Acquisition

The Acquisition was accounted for as a business combination using the acquisition method with Stran as the accounting acquirer in accordance with Accounting Standards Codification Topic 805 (“ASC 805”), Business Combinations. Under ASC 805, assets acquired and liabilities assumed in a business combination are to be recognized and measured at their estimated acquisition date fair value.

Basis of Pro Forma Presentation

The Acquisition has been accounted for in the Unaudited Pro Forma Combined Statements of Operations for the six months ended June 30, 2024, and the year ended December 31, 2023, as if the Acquisition had been completed on January 1, 2023.

A pro forma balance sheet is not presented, as the Company’s most recent balance sheet already reflects the Acquisition.

This unaudited pro forma combined financial information was based on and should be read in conjunction with:

●	The Company’s historical financial statements and accompanying notes in its Form 10-Q for the six months ended June 30, 2024;

●	The Company’s historical financial statements and accompanying notes in its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023;

●	The historical financial information of Gander Group for the six months ended June 30, 2024; and

●	The historical financial information of Gander Group for the year ended December 31, 2023.

The unaudited pro forma combined financial information is provided for informational purposes only and is not necessarily indicative of results that would have occurred had the Acquisition been completed as of the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to be indicative of the future financial position or operating results of the combined entity. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma combined financial information.

STRAN & COMPANY, INC.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

Six Months Ended June 30, 2024

	Stran (Historical)	Gander Group (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
SALES
Sales	$35,474	$24,911	$—		$60,385
Sales – related parties	46	—	—		46
Total sales	35,520	24,911	—		60,431

COST OF SALES:
Cost of sales	24,405	20,086	—		44,491
Cost of sales - related parties	35	—	—		35
Total cost of sales	24,440	20,086	—		44,526

GROSS PROFIT	11,080	4,825	—		15,905

OPERATING EXPENSES:
General and administrative expenses	12,857	3,899	73	A	16,829
Goodwill impairment	—	—	—		—
Total operating expenses	12,857	3,899	73		16,829

(LOSS) INCOME FROM OPERATIONS	(1,777)	926	(73)		(924)

OTHER INCOME (EXPENSE):
Other income	16	1,999	—		2,015
Interest income (expense)	175	(532)	391	D	34
Realized gain on investments	73	—	—		73
Total other income	264	1,467	391		2,122

(LOSS) INCOME BEFORE INCOME TAXES	(1,513)	2,393	318		1,198

Provision for income taxes	3	—	—		3

NET (LOSS) INCOME	$(1,516)	$2,393	$318		$1,195

NET LOSS ATTRIBUTABLE TO PARENT	$—	$2,264	$(2,264)	E	$—
NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	$—	$129	$(129)	E	$—

NET (LOSS) INCOME PER COMMON SHARE
Basic	$(0.08)				$0.06
Diluted	$(0.08)				$0.06

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	18,581,957				18,581,957
Diluted	18,581,957				18,581,957

STRAN & COMPANY, INC.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

Year Ended December 31, 2023

	Stran (Historical)	Gander Group (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
SALES
Sales	$75,147	$34,768	$—		$109,915
Sales – related parties	853	—	—		853
Total sales	76,000	34,768	—		110,768

COST OF SALES:
Cost of sales	50,492	25,979	—		76,471
Cost of sales - related parties	656	—	—		656
Total cost of sales	51,148	25,979	—		77,127

GROSS PROFIT	24,852	8,789	—		33,641

OPERATING EXPENSES:
General and administrative expenses	25,310	8,341	146	A	34,232
			435	B
Goodwill impairment	810	—	—		810
Total operating expenses	26,120	8,341	581		35,042

LOSS FROM OPERATIONS	(1,268)	448	(581)		(1,401)

OTHER INCOME:
Other income, net	186	360	—		546
Interest income (expense)	570	(2,637)	(27)	C	186
			2,280	D
Change in fair value of earnout liability	65	—	—		65
Realized gain on investments	103	—	—		103
Total other income	924	(2,277)	2,253		900

LOSS BEFORE INCOME TAXES	(344)	(1,829)	1,672		(501)

Provision for income taxes	41	—	—		41

NET LOSS	$(385)	$(1,829)	$1,672		$(542)

NET LOSS ATTRIBUTABLE TO PARENT	$—	$(1,780)	$1,780	E	$—
NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	$—	$(49)	$49	E	$—

NET LOSS PER COMMON SHARE
Basic	$(0.02)				$(0.03)
Diluted	$(0.02)				$(0.03)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	18,519,892				18,519,892
Diluted	18,519,892				18,519,892

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION (in thousands)

Note 1 - Basis of Pro Forma Presentation

Basis of Preparation of the Pro Forma Information

The Unaudited Pro Forma Combined Statements of Operations have been prepared using, and should be read in conjunction with, the following:

●	The Company’s historical financial statements and accompanying notes in its Quarterly Reports on Form 10-Q for the six months ended June 30, 2024;

●	The Company’s historical financial statements and accompanying notes in its Annual Reports on Form 10-K/A for the fiscal year ended December 31, 2023;

●	The historical financial information of Gander Group for the six months ended June 30, 2024; and

●	The historical financial information of Gander Group for the year ended December 31, 2023.

The following unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The Transaction Accounting Adjustments reflecting the Acquisition based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The Transaction Accounting Adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the Transaction Accounting Adjustments, and it is possible such differences may be material. The Company believes that these assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Acquisition based on information available to management at the time and that the Transaction Accounting Adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial information.

Accounting for the Transaction

The unaudited pro forma combined financial information was prepared using the acquisition method of accounting and is based on the historical financial statements of Stran and Gander Group. The acquisition method of accounting is based on Accounting Standards Codification (“ASC”) 805, Business Combinations, with the Company as the accounting acquirer, and uses the fair value concepts defined in ASC 820, Fair Value Measurement.

ASC 805 requires, among other things, that the assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. In addition, ASC 805 requires that the consideration transferred be measured at the date the Acquisition is completed.

ASC 820 defines the term “fair value,” sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, Stran may be required to record the fair value of assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect Stran’s intended use of those assets. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Under the acquisition method of accounting, the assets acquired and liabilities assumed are recorded, as of the completion of the Acquisition, primarily at their respective fair values, with the excess of the purchase consideration over the fair value of Gander Group’s net assets, allocated to goodwill, if any, and added to those of Stran. Financial statements and reported results of operations of Stran issued after completion of the Acquisition will reflect these values and will not be retroactively restated to reflect the historical financial position or results of operations of Gander Group. The pro forma allocation of the purchase price reflected in the unaudited pro forma combined financial information is preliminary and thus subject to adjustment and may vary materially from the final purchase price allocation that will be completed within the measurement period, but in no event later than one year following the Closing Date.

Under ASC 805, acquisition-related transaction costs (e.g., advisory, legal and other professional fees) are not included as a component of consideration transferred but are accounted for as expenses in the periods in which such costs are incurred. Total acquisition-related transaction costs incurred by Stran were $435 thousand and incurred after June 30, 2024. These acquisition related transaction costs are reflected as a pro forma adjustment to the unaudited pro forma combined statements of operations.

The unaudited pro forma combined financial statements do not include any adjustments to the realization of any costs (or cost savings) from operating efficiencies, synergies, or other restructuring activities that might result from the Gander Group Transaction. The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that the Company believes are reasonable under the circumstances.

The unaudited pro forma combined financial information is presented for informational purposes only and does not necessarily indicate the financial results of the combined company had the companies been combined at the beginning of the period presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined company.

Note 2 - Accounting Policies and Reclassifications

Upon consummation of the Gander Group Transaction, the Company performed a comprehensive review of the two entities’ accounting policies. Based on its analysis, the Company did not identify any differences that would have a material impact on the unaudited pro forma combined financial information. As a result, the unaudited pro forma combined financial information does not assume any differences in accounting policies.

As part of the preparation of these unaudited pro forma combined financial statements, certain reclassifications were made to align Gander Group’s financial statement presentation with that of Stran.

Note 3 - Transaction and Estimated Purchase Consideration

Under the Sale Agreement, the aggregate consideration for the Gander Group Assets consisted of (a) cash payments by Stran Loyalty Solutions to Secured Party of approximately $1,099 (the “Cash Purchase Price”), and (b) cash payment of $370 per the Release Agreement (as defined below). The aggregate purchase price was $1,469.

The estimated purchase price allocation is based on preliminary estimates of fair value as follows (in thousands):

Preliminary Amount Recognized as of the Acquisition Date
Assets acquired
Accounts receivable	$1,717
Prepaid expenses and other assets	946
Inventory	939
Customer Relationship	1,458
Trade Name	654
Other long-term assets	58
Goodwill	2,542
Total assets acquired	$8,314
Liabilities assumed
Accounts payable and accrued expenses	$4,698
Customer deposits	2,147
Total liabilities assumed	$6,845
Net assets acquired	1,469

The Gander Group Assets were valued using a combination of a multi-period excess earnings methodology, a form of a discounted cash flow approach, and a relief from royalty methodology, a form of a present value of cash flows approach. The goodwill represents the excess fair value after the allocation of intangibles, of which approximately $2,542 is expected to be deductible for tax purposes.

The Company used the assistance of a third-party firm to estimate the fair value of the intangible assets acquired.

Identifiable intangible assets acquired were comprised of the following (in thousands, except for estimated useful life):

	Amount	Estimated Life
Trade name	$654	Indefinite
Customer relationships	1,458	10 years
Total intangible assets	$2,112

Note 4 - Transaction Accounting Adjustments to Unaudited Pro Forma Combined Statements of Operations

The Transaction Accounting Adjustments included in the Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2024, and the year ended December 31, 2023 are as follows:

(A) Represents pro forma adjustment to reflect amortization expense for customer relationships with a useful life of ten years.

(B) Represents pro forma adjustment to reflect Stran transaction cost of $435 that was paid in cash.

(C) Represents pro forma adjustments to eliminate interest income associated with a loan to a member that was excluded from acquired assets.

(D) Represents pro forma adjustments to eliminate interest expense associated with a contractual obligation and notes payable that were excluded from assumed liabilities.

(E) Represents pro forma adjustments to eliminate allocation of net loss between parent and noncontrolling interest.